Exhibit 99.2

REDWIRE CORPORATION
UNAUDITED PRO FORMA FINANCIAL INFORMATION

Capitalized terms used but not defined in this Exhibit 99.2 shall have the meanings ascribed to them in Redwire Corporation’s (“Redwire” or the “Company”) Current Report on Form 8-K/A (the “Form 8-K/A”) filed with the Securities and Exchange Commission (the “SEC”) on January 17, 2023.

Introduction
On October 31, 2022, the Company acquired 100% of the equity interests in QinetiQ Space NV (“Space NV”), a Belgium-based commercial space business providing design and integration of critical space infrastructure and other instruments for end-to-end space missions, including advanced payloads, small satellite technology, berthing and docking equipment and space instruments. The Acquisition was completed pursuant to the terms of the Purchase Agreement for total purchase consideration of approximately $37.23 million (€37.13 million), net of approximately $3.57 million (€3.56 million) cash acquired. The Company had previously disclosed a purchase consideration of approximately €32.0 million, which was subject to certain post-closing adjustments related to acquired cash, assumed debt and working capital adjustments. Certain of these adjustments have been completed.

Prior to the Acquisition, on October 28, 2022, the Company entered into (i) an investment agreement (the “AEI Investment Agreement”) with AE Industrial Partners Fund II, LP (“AEI Fund II”) and AE Industrial Partners Structured Solutions I, LP (“AEI Structured Solutions,” and together with AEI Fund II, “AEI”) and (ii) an investment agreement (the “Bain Investment Agreement,” and together with the AEI Investment Agreement, the “Investment Agreements”) with BCC Redwire Aggregator, LP (“Bain Capital”). Pursuant to the Investment Agreements, the Company sold an aggregate of 80,000 shares (the “Purchased Shares”) of newly issued Series A convertible preferred stock of the Company, par value $0.0001 (the “Preferred Shares” or “Convertible Preferred Stock”) to AEI and Bain Capital for an aggregate purchase price of $80.0 million. The Company used a portion of proceeds from the Purchased Shares to finance the Acquisition (the “Financing”). In addition, on November 7 and 8, 2022, the Company entered into additional investment agreements (“Additional Investment Agreements”) with various investors (collectively, the “Additional Investors,” and together with AEI and Bain Capital, the “Investors”) pursuant to which the Company issued and sold a total of 1,250 additional shares of the Convertible Preferred Stock to the Additional Investors for an aggregate purchase price of $1.25 million.

The unaudited pro forma condensed financial statements contained herein present the combined financial information of the Company and Space NV, prepared in accordance with Article 8 of Regulation S-X as of and for the six months ended June 30, 2022, and for the year ended December 31, 2021. The unaudited pro forma combined condensed balance sheet gives effect to the Acquisition and the Financing as if they had been consummated on June 30, 2022. The unaudited pro forma combined condensed statement of operations for the six months ended June 30, 2022, and the year ended December 31, 2021, gives effect to the Acquisition and the Financing as if they had been consummated on January 1, 2021. The unaudited pro forma condensed financial information presented herein has been derived from:
•the Company’s audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2021, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed on April 11, 2022;
•the Company’s unaudited condensed consolidated financial statements and accompanying notes as of and for the six months ended June 30, 2022, included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, filed on August 15, 2022;
•Space NV’s audited annual accounts as of and for the year ended March 31, 2022, included in Exhibit 99.1 of this Form 8-K/A; and
•Space NV’s unaudited accounts as of and for the trailing six month period ended June 30, 2022, as provided by QinetiQ Group, which are not required to be included in this Form 8-K/A. Historical results of Space NV for the six months ended June 30, 2022 were derived from the combination of the audited annual accounts for the year ended March 31, 2022, adjusted to remove activity for the period of April 1, 2021 through December 31, 2021, and the unaudited accounts for the three months ended June 30, 2022.

The historical financial statements of Redwire and Space NV have been adjusted in the accompanying unaudited pro forma condensed financial information to give effect to pro forma events which are necessary to account for the Acquisition and Financing, in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The historical financial statements of Redwire have not been adjusted to give effect to pro forma information related to certain other acquisitions completed in 2021. The unaudited pro forma adjustments are based upon currently available information and certain estimates and assumptions that management believes are reasonable. The Acquisition will be accounted for as a business combination in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). The unaudited pro forma combined condensed financial information gives effect to the Acquisition based on the preliminary analysis of the estimated fair market value of Space NV's assets acquired and liabilities as described in Note 3 of the accompanying notes to the unaudited pro forma combined condensed financial statements. The Company will finalize the accounting for the Acquisition as soon as practicable within the measurement period in accordance with ASC 805, but in no event later than one year from the Acquisition. As a result, the final purchase accounting assessment may vary materially from the unaudited pro forma combined condensed financial statements and accompanying notes contained herein, particularly in regard to identified intangible assets and tangible fixed assets as well as deferred tax assets and liabilities.

The unaudited pro forma combined condensed financial information has been presented for illustrative purposes only and does not purport to be indicative of combined results that would have been realized had the acquisition of Space NV occurred as of the dates indicated or that may be achieved in the future. The unaudited pro forma combined condensed financial information and the accompanying notes contained herein should be read together with the Company’s audited consolidated financial statements and the accompanying notes thereto as of and for the year ended December 31, 2021, and Management’s Discussion and Analysis included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as well as the Company’s unaudited consolidated financial statements and the accompanying notes thereto as of and for the six months ended June 30, 2022 and the nine months ended September 30, 2022, and Management’s Discussion and Analysis included in the Company’s Quarterly Reports on Form 10-Q for the six months ended June 30, 2022 and the nine months ended September 30, 2022.

REDWIRE CORPORATION
PRO FORMA COMBINED CONDENSED BALANCE SHEET
(Unaudited)
As of June 30, 2022
(U.S. dollars in thousands)

	Redwire Corporation (Historical)	QinetiQ Space NV Adjusted (Historical) (Note 2)	Transaction Accounting Adjustments (Note 3)		Financing Adjustments (Note 4)		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$10,879	$7,886	$(2,862)	A	$76,417	F	$55,390
			(36,930)	B	—
Accounts receivables, net	12,702	5,136	—		—		17,838
Contract assets	14,747	14,083	—		—		28,830
Inventory	1,681	—	—		—		1,681
Income tax receivable	688	—	—		—		688
Prepaid insurance	692	—	—		—		692
Prepaid expenses and other current assets	4,073	2,133	—		—		6,206
Total current assets	45,462	29,238	(39,792)		76,417		111,325

Non-current assets:
Property, plant and equipment, net	5,824	2,962	1,642	D	—		10,428
Right-of-use assets	12,080	1,675	—		—		13,755
Intangible assets, net	57,724	126	16,492	D	—		74,342
Goodwill	56,752	—	37,226	B	—		71,246
			(8,086)	C	—
			(19,179)	D	—
			4,533	E	—
Deferred tax assets	—	687	(687)	E	—		—
Equity method investment	—	2,349	1,045	D	—		3,394
Other non-current assets	756	—	—		—		756
Total non-current assets	133,136	7,799	32,986		—		173,921
Total assets	$178,598	$37,037	$(6,806)		$76,417		$285,246

REDWIRE CORPORATION
PRO FORMA COMBINED CONDENSED BALANCE SHEET
(Unaudited)
As of June 30, 2022
(U.S. dollars in thousands)

	Redwire Corporation (Historical)	QinetiQ Space NV Adjusted (Historical) (Note 2)	Transaction Accounting Adjustments (Note 3)		Financing Adjustments (Note 4)		Pro Forma Combined
LIABILITIES
Current liabilities
Accounts payable	$18,408	$1,515	$—		$—		$19,923
Notes payable to sellers	1,000	—	296	A	—		1,296
Short-term debt, including current portion of long-term debt	780	—	—		—		780
Short-term lease liabilities	2,904	505	—		—		3,409
Accrued expenses	14,588	17,793	—		—		32,381
Deferred revenue	15,823	6,466	—		—		22,289
Other current liabilities	1,829	1,098	—		—		2,927
Total current liabilities	55,332	27,377	296		—		83,005

Non-current liabilities:							—
Long-term debt	84,625	—	—		—		84,625
Long-term lease liabilities	9,503	1,191	—		—		10,694
Warrant liabilities	3,943	—	—		—		3,943
Deferred tax liabilities	3,772	—	3,846	E	—		7,618
Other non-current liabilities	325	240	—		—		565
Total non-current liabilities	102,168	1,431	3,846		—		107,445
Total liabilities	157,500	28,808	4,142		—		190,450

TEMPORARY EQUITY
Preferred stock	—	—	—		76,417	F	76,417
Total temporary equity	—	—	—		76,417		76,417

SHAREHOLDERS’ EQUITY
Common stock	6	1,048	(1,048)	C	—		6
Additional paid-in capital	191,707	—	—		—		191,707
Retained earnings (accumulated deficit)	(170,232)	7,038	(2,862)	A	—		(173,094)
			(7,038)	C	—
Accumulated other comprehensive income (loss)	(383)	—	—		—		(383)
Total shareholders' equity	21,098	8,086	(10,948)		—		18,236
Noncontrolling interests	—	143	—		—		143
Total noncontrolling interests	—	143	—		—		143
Total equity	21,098	8,229	(10,948)		—		18,379
Total liabilities, temporary equity and equity	$178,598	$37,037	$(6,806)		$76,417		$285,246

See accompanying notes to unaudited pro forma combined condensed financial statements.

PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
(Unaudited)
For the Six Months Ended June 30, 2022
(U.S. dollars in thousands, except share and per share amounts)

	Redwire Corporation (Historical)	QinetiQ Space NV Adjusted (Historical) (Note 2)	Transaction Accounting Adjustments (Note 3)		Pro Forma Combined
Revenues	$69,595	$28,035	$—		$97,630
Cost of sales	57,442	22,153	148	D	79,743
Gross margin	12,153	5,882	(148)		17,887
Operating expenses
Selling, general and administrative expenses	38,513	3,546	1,032	D	43,091
Transaction expenses	94	—	—		94
Impairment expense	80,462	—	—		80,462
Research and development	3,432	1,094	—		4,526
Total operating expenses	122,501	4,640	1,032		128,173
Operating income (loss)	(110,348)	1,242	(1,180)		(110,286)
Interest expense, net	3,122	34	—		3,156
Other (income) expense, net	(14,335)	(417)	26	D	(14,726)
Income (loss) before income taxes	(99,135)	1,625	(1,206)		(98,716)
Income tax expense (benefit)	(4,814)	502	(302)	E	(4,614)
Net income (loss)	$(94,321)	$1,123	$(904)		$(94,102)
Net income (loss) attributable to noncontrolling interests	$—	$(58)	$—		$(58)
Net income (loss) available to common shareholders	$(94,321)	$1,181	$(904)		$(94,044)

Net income (loss) per share: (Note 5)
Basic	$(1.50)				$(1.61)
Diluted	$(1.50)				$(1.61)
Weighted average common shares outstanding:
Basic	62,842,495				62,842,495
Diluted	62,842,945				62,842,945

See accompanying notes to unaudited pro forma combined condensed financial statements.

PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
(Unaudited)
For the Year Ended December 31, 2021
(U.S. dollars in thousands, except shares and per share amounts)

	Redwire Corporation (Historical)	QinetiQ Space NV Adjusted (Historical) (Note 2)	Transaction Accounting Adjustments (Note 3)		Pro Forma Combined
Revenues	$137,601	$57,100	$—		$194,701
Cost of sales	108,224	44,619	476	D	153,319
Gross margin	29,377	12,481	(476)		41,382
Operating expenses
Selling, general and administrative expenses	78,695	9,110	2,274	D	90,079
Contingent earnout expense	11,337	—	—		11,337
Transaction expenses	5,016	—	2,862	A	7,878
Research and development	4,516	2,568	—		7,084
Total operating expenses	99,564	11,678	5,136		116,378
Operating income (loss)	(70,187)	803	(5,612)		(74,996)
Interest expense, net	6,456	79	—		6,535
Other (income) expense, net	(3,837)	(646)	52	D	(4,431)
Income (loss) before income taxes	(72,806)	1,370	(5,664)		(77,100)
Income tax expense (benefit)	(11,269)	(183)	(694)	E	(12,146)
Net income (loss)	$(61,537)	$1,553	$(4,970)		$(64,954)
Net income (loss) attributable to noncontrolling interests	$—	$25	$—		$25
Net income (loss) available to common shareholders	$(61,537)	$1,528	$(4,970)		$(64,979)

Net income (loss) per share: (Note 5)
Basic	$(1.36)				$(1.72)
Diluted	$(1.36)				$(1.72)
Weighted average common shares outstanding:
Basic	45,082,544				45,082,544
Diluted	45,082,544				45,082,544

See accompanying notes to unaudited pro forma combined condensed financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
Note 1. Basis of Presentation
The unaudited pro forma combined condensed financial information and related notes are prepared in accordance with Article 8 of Regulation S-X.
Redwire’s historical financial statements were prepared in accordance with U.S. GAAP and presented in U.S. Dollars (“USD”) and Space NV’s historical financial statements were prepared in accordance with accounting principles generally accepted in Belgium (“Belgian GAAP”) and presented in Euros. As discussed in Note 2. Reclassification and U.S. GAAP Adjustments, certain reclassification and U.S. GAAP adjustments were made to align Space NV’s accounting policies and financial statement presentation with that of Redwire. In addition, Redwire and Space NV have historically reported their year-end financial position and results of operations on December 31st and March 31st, respectively. For purposes of the unaudited pro forma combined condensed financial statements, Space NV's historical results for the year ended March 31, 2022 have been recaptioned and combined with the Company's fiscal year ended, December 31, 2021 financial statements as explained below.
The unaudited pro forma combined condensed financial information was prepared using the acquisition method of accounting in accordance with ASC 805, with Redwire as the accounting acquirer, and based on the historical consolidated financial statements of Redwire and Space NV’s. Under ASC 805, assets acquired and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value, while transaction costs associated with a business combination are expensed as incurred. The excess of acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.
The unaudited pro forma combined condensed balance sheet is presented as if the Acquisition and the Financing had occurred on June 30, 2022, and the unaudited pro forma combined condensed statement of operations for the six months ended June 30, 2022 and the year ended December 31, 2021 are presented as if the Acquisition and the Financing had occurred on January 1, 2021. Due to different fiscal year end dates, the unaudited pro forma combined condensed statement of operations for the six months ended June 30, 2022 combines the historical results of the Company with the historical results of Space NV for the six months ended June 30, 2022. Historical results of Space NV for the six months ended June 30, 2022 were derived from the combination of the audited annual accounts for the year ended March 31, 2022, adjusted to remove activity for the period of April 1, 2021 through December 31, 2021, and the unaudited accounts for the three months ended June 30, 2022. For purposes of preparing the unaudited pro forma combined condensed financial information, the Company has determined that adjustments to historical financial information for acquired entities with a fiscal year end date within one fiscal quarter of the Company's fiscal year are not material.
The unaudited pro forma combined condensed financial information does not reflect any anticipated synergies or dis-synergies, operating efficiencies or cost savings that may result from the Acquisition and integration costs that may be incurred. The pro forma adjustments represent Redwire’s best estimates and are based upon currently available information and certain assumptions that Redwire believes are reasonable under the circumstances. There were no material transactions between Redwire and Space NV during the periods presented. Accordingly, adjustments to eliminate transactions between Redwire and Space NV have not been reflected in the unaudited pro forma combined condensed financial information presented herein.
For purposes of preparing the unaudited pro forma combined condensed financial information, the historical financial information of Space NV and related U.S. GAAP and pro forma adjustments were translated from Euro to USD using the following historical exchange rates as posted by exchangerates.org.uk.

Period of Exchange Rate	€/$
Balance Sheet as of June 30, 2022 period end exchange rate at June 30, 2022	1.048
Statement of Operations for the year ended March 31, 2022 average exchange rate for that period	1.162
Statement of Operations for the six months ended June 30, 2022 average exchange rate for that period	1.093

Note 2. Reclassification and U.S. GAAP Adjustments
During the preparation of this unaudited pro forma combined condensed financial information, management performed an analysis of Space NV’s financial information to identify differences in accounting policies compared to those of Redwire, and differences in financial statement presentation compared to the presentation of Redwire. At the time of preparing the unaudited pro forma combined condensed financial information, other than the adjustments described herein, the Company is not aware of any other material differences.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

Unaudited Condensed Consolidated Balance Sheet Adjustments
As of June 30, 2022
(in thousands)

Redwire Presentation	Historical QinetiQ Space NV Presentation	Historical QinetiQ Space NV EURO	Historical QinetiQ Space NV USD	Reclassification Adjustments	Notes	U.S. GAAP Adjustments	Notes	QinetiQ Space NV Adjusted (Historical) USD
ASSETS
CURRENT ASSETS
Cash and cash equivalents	Cash at bank and in hand	€6,266	$6,564	$—		$1,322	2(a)	$7,886
	Trade debtors	4,900	5,133	(5,133)	1(a)	—		—
	Other amounts receivable	371	389	(389)	1(b)	—		—
Accounts receivables, net				5,136	1(a,b)	—		5,136
Contract assets	Contracts in progress	22,376	23,442	—		(9,359)	2(c,e)	14,083
	Accruals and deferred income	1,438	1,506	(1,506)	1(c)	—		—
Prepaid expenses and other current assets				2,008	1(b,c,e)	125	2(a)	2,133
Total current assets		35,351	$37,034	$116		$(7,912)		$29,238
Non-current assets:
Property, plant and equipment, net	Tangible fixed assets	2,827	2,962	—		—		2,962
Right-of-use assets				—		1,675	2(d)	1,675
Intangible assets, net	Intangible fixed assets	2,917	3,056	—		(2,930)	2(b)	126
Deferred tax assets				—		687	2(f)	687
	Affiliated companies	52	55	(55)	1(d)	—		—
	Other companies linked by participating interests	48	50	(50)	1(d)	—		—
	Amounts receivable and cash guarantees	17	18	(18)	1(e)	—		—
Equity method investment				105	1(d)	2,244	2(a,g)	2,349
Total non-current assets		5,861	6,141	(18)		1,676		7,799
Total assets		€41,212	$43,175	$98		$(6,236)		$37,037

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

Unaudited Condensed Consolidated Balance Sheet Adjustments
As of June 30, 2022
(in thousands)

Redwire Presentation	Historical QinetiQ Space NV Presentation	Historical QinetiQ Space NV EURO	Historical QinetiQ Space NV USD	Reclassification Adjustments	Notes	U.S. GAAP Adjustments	Notes	QinetiQ Space NV Adjusted (Historical) USD
LIABILITIES
Current liabilities:
Accounts payable				$1,451	1(f)	$64	2(a)	$1,515
	Suppliers	14,300	14,981	(14,981)	1(f)	—		—
Short-term lease liabilities				—		505	2(d)	505
	Taxes	50	52	(52)	1(g)	—		—
	Remuneration and social security	2,954	3,095	(3,095)	1(g)	—		—
Accrued expenses				16,726	1(c,f,g)	1,067	2(a)	17,793
Deferred revenue	Advance payments on contracts in progress	15,299	16,027	—		(9,561)	2(c,e)	6,466
	Other amounts payable	1,003	1,051	(1,051)	1(h)	—		—
Other current liabilities				1,100	1(f,h)	(2)	2(a,d)	1,098
Total current liabilities		33,606	35,206	98		(7,927)		27,377
Non-current liabilities:
Long-term lease liabilities				—		1,191	2(d)	1,191
Other non-current liabilities	Pensions and similar obligations	229	240	—		—		240
Total non-current liabilities		229	240	—		1,191		1,431
Total liabilities		33,835	35,446	98		(6,736)		28,808
SHAREHOLDERS’ EQUITY
Common stock	Issued capital	1,000	1,048	—		—		1,048
	Legal reserve	100	105	(105)	1(i)	—		—
	Accumulated profits (losses)	6,277	6,576	(6,576)	1(i)	—		—
Retained earnings (accumulated deficit)				6,681	1(i)	357	2(a,b,c,f,g)	7,038
Total shareholders' equity		7,377	7,729	—		357		8,086
Noncontrolling interests				—		143	2(a)	143
Total noncontrolling interests				—		143		143
Total equity		7,377	7,729	—		500		8,229
Total liabilities and equity		€41,212	$43,175	$98		$(6,236)		$37,037

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
1(a) Represents the reclassification from "Trade debtors" as reported by Space NV to "Accounts receivable, net" as reported by Redwire.
1(b) Represents the reclassification from "Other amounts receivable" as reported by Space NV to the following line items as reported by Redwire (in thousands):

Redwire Presentation	Reclassification Adjustments
Accounts receivables, net	$3
Prepaid expenses and other current assets	386
$389
1(c) Represents the reclassification from "Accruals and deferred income" as reported by Space NV to the following line items as reported by Redwire (in thousands):

Redwire Presentation	Reclassification Adjustments
Prepaid expenses and other current assets	$1,604
Accrued expenses	(98)
$1,506
1(d) Represents the reclassification from "Affiliated companies" and "Other companies linked by participating interests" as reported by Space NV to "Equity method investment" as reported by Redwire.
1(e) Represents the reclassification from "Amounts receivable and cash guarantees" as reported by Space NV to "Prepaid expenses and other current assets" as reported by Redwire.
1(f) Represents the reclassification from "Suppliers" as reported by Space NV to the following line items as reported by Redwire (in thousands):

Redwire Presentation	Reclassification Adjustments
Accounts payable	$1,451
Accrued expenses	13,481
Other current liabilities	49
$14,981
1(g) Represents the reclassification from "Taxes" and "Remuneration and social security" as reported by Space NV to "Accrued expenses" as reported by Redwire.
1(h) Represents the reclassification from "Other amounts payable" as reported by Space NV to "Other current liabilities" as reported by Redwire.
1(i) Represents the reclassification from "Legal reserve" and "Accumulated profits (losses)" as reported by Space NV to "Retained earnings (accumulated deficit)" as reported by Redwire.
2(a) Represents the U.S. GAAP adjustment to give effect to the consolidation of Redu Operations Services SA/NV ("ROS") into the financial statements of Space NV. Space NV held 52% of the equity interest in ROS as of June 30, 2022. The following table presents the related balance sheet impact as of June 30, 2022 (in thousands):

Redwire Presentation	U.S. GAAP Adjustment
ASSETS
Cash and cash equivalents	$1,322
Prepaid expenses and other current assets	125
Equity method investment	(54)
Total assets	$1,393

LIABILITIES
Accounts payable	$64
Accrued expenses	1,067
Other current liabilities	19
Total liabilities	1,150

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

Redwire Presentation	U.S. GAAP Adjustment
SHAREHOLDERS’ EQUITY
Retained earnings (accumulated deficit)	100
Total noncontrolling interests	143
Total equity	243
Total liabilities and equity	$1,393
2(b) Represents the U.S. GAAP adjustment to reverse amounts capitalized under intangible assets with a corresponding adjustment to research and development expense. Research and development expense capitalized under intangible assets in accordance with Belgian GAAP relates to costs incurred in accumulation of necessary know-how for developing future equipment. These incurred costs are not related to the development of any tangible assets or software. The following table presents the related balance sheet impact as of June 30, 2022 (in thousands):

Redwire Presentation	U.S. GAAP Adjustment
ASSETS
Intangible assets, net	$(2,930)
Total assets	$(2,930)

SHAREHOLDERS’ EQUITY
Retained earnings (accumulated deficit)	$(2,930)
Total equity	$(2,930)
2(c) Represents the U.S. GAAP adjustment to determine revenue recognition using the Percentage of Completion (“POC”) method, including sub-contractor costs. Historical Space NV revenues were calculated whereby the POC excluded sub-contractor costs, which were recorded on an incurred cost basis in revenues and cost of goods sold. An adjustment was made to revenues by recalculating the POC using total project costs incurred to date (June 30, 2022) as a percentage of the total estimated costs to complete (i.e., including sub-contractor costs). The following table presents the related balance sheet impact as of June 30, 2022 (in thousands):

Redwire Presentation	U.S. GAAP Adjustment
ASSETS
Contract assets	$(30)
Total assets	$(30)

LIABILITIES
Deferred revenue	$(232)
Total liabilities	(232)

SHAREHOLDERS’ EQUITY
Retained earnings (accumulated deficit)	202
Total equity	202
Total liabilities and equity	$(30)
2(d) Represents the U.S. GAAP adjustment to recognize right-of-use (“ROU”) assets and lease liabilities in accordance with ASC 842, Leases, including the elimination of deferred rent historically recorded. U.S. GAAP requires recognition of a ROU asset and lease liability for all leases, irrespective of their lease classification, while Belgian GAAP does not require the recognition of assets and liabilities associated with operating leases (similar to prior U.S. GAAP treatment under ASC 840). The following table presents the related balance sheet impact as of June 30, 2022 (in thousands):

Redwire Presentation	U.S. GAAP Adjustment
ASSETS
Right-of-use assets	$1,675
Total assets	$1,675

LIABILITIES
Short-term lease liabilities	$505
Other current liabilities	(21)
Long-term lease liabilities	1,191
Total liabilities	$1,675

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
2(e) Represents the U.S. GAAP adjustment to present Historical Space NV contract assets and deferred revenue arising from the same contract on a net basis, whereas such amounts are recorded on a gross basis under Belgian GAAP. The following table presents the related balance sheet impact as of June 30, 2022 (in thousands):

Redwire Presentation	U.S. GAAP Adjustment
ASSETS
Contract assets	$(9,329)
Total assets	$(9,329)

LIABILITIES
Deferred revenue	$(9,329)
Total liabilities	$(9,329)
2(f) Represents the U.S. GAAP adjustment to record the tax impact of fair value adjustments associated with accounting for the Acquisition under ASC 805, assuming the Belgian statutory rate of 25%. The following table presents the related balance sheet impact as of June 30, 2022 (in thousands):

Redwire Presentation	U.S. GAAP Adjustment
ASSETS
Deferred tax assets	$687
Total assets	$687

SHAREHOLDERS’ EQUITY
Retained earnings (accumulated deficit)	$687
Total equity	$687
2(g) Represents the U.S. GAAP adjustment to record Space NV’s investment in Redu Space Services (“RSS”) as an equity method investment, whereas the investment in RSS was recorded at cost under Belgian GAAP. The following table presents the related balance sheet impact as of June 30, 2022 (in thousands):

Redwire Presentation	U.S. GAAP Adjustment
ASSETS
Equity method investment	$2,298
Total assets	$2,298

SHAREHOLDERS’ EQUITY
Retained earnings (accumulated deficit)	$2,298
Total equity	$2,298

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

Unaudited Condensed Consolidated Statement of Operations Adjustments
For Six Months Ended June 30, 2022
(in thousands)

Redwire Presentation	Historical QinetiQ Space NV Presentation	Historical QinetiQ Space NV EURO	Historical QinetiQ Space NV USD	Reclassification Adjustments	Notes	U.S. GAAP Adjustments	Notes	QinetiQ Space NV Adjusted (Historical) USD
Revenues	Turnover	€24,348	$26,622	$—		$1,413	2(a, c)	$28,035
	Produced fixed assets	2,209	2,415	(2,415)	1(a)	—		—
	Other operating income	653	714	(714)	1(b)	—		—
Cost of sales				21,705	1(a,b,c,d,e,f,g)	448	2(a)	22,153
Gross margin		27,210	29,751	(24,834)		965		5,882
Operating expenses
Selling, general and administrative expenses				2,486	1(b,d,e,f,h,i)	1,060	2(a)	3,546
	Goods for resale, raw materials and consumables - Purchases	16,970	18,555	(18,555)	1(c)	—		—
	Services and other goods	1,789	1,956	(1,956)	1(d)	—		—
	Remuneration, social security and pensions	5,813	6,355	(6,355)	1(e)	—		—
	Amortisations of and other amounts written down on formation expenses, intangible and tangible fixed assets	354	387	(387)	1(f)	—		—
	Provisions for liabilities and charges: appropriations (uses and write-backs)	50	55	(55)	1(g)	—		—
	Other operating charges	8	9	(9)	1(h)	—		—
Research and development				—		1,094	2(b)	1,094
Total operating expenses		24,984	27,317	(24,831)		2,154		4,640
Operating income (loss)		2,226	2,434	(3)		(1,189)		1,242
Interest expense, net	Debt charges	24	26	—		8	2(a)	34
	Other financial charges	26	28	(28)	1(i)	—		—
	Income from current assets	(1)	(1)	1	1(j)	—		—
	Other financial income	(58)	(64)	64	1(j)	—		—
Other (income) expense, net				(40)	1(b,d,i,j)	(377)	2(a, d)	(417)
Income (loss) before income taxes		2,235	2,445	—		(820)		1,625
Income tax expense (benefit)				647	1(k)	(145)	2(a, e)	502
	Taxes	598	654	(654)	1(k)	—		—
	Adjustment of income taxes and write-back of tax provisions	(6)	(7)	7	1(k)	—		—
Net income (loss)		1,643	1,798	—		(675)		1,123
Net income (loss) attributable to noncontrolling interests				—		(58)	2(a)	(58)
Net income (loss) available to common shareholders		€1,643	$1,798	$—		$(617)		$1,181

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
1(a) Represents the reclassification from "Produced fixed assets" as reported by Space NV to "Cost of sales" as reported by Redwire.
1(b) Represents the reclassification from "Other operating income" as reported by Space NV to the following line items as reported by Redwire (in thousands):

Redwire Presentation	Reclassification Adjustments
Cost of sales	$(703)
Selling, general and administrative expenses	(3)
Other (income) expense, net	(8)
$(714)
1(c) Represents the reclassification from "Goods for resale, raw materials and consumables - Purchases" as reported by Space NV to "Cost of sales" as reported by Redwire.
1(d) Represents the reclassification from "Services and other goods" as reported by Space NV to the following line items as reported by Redwire (in thousands):

Redwire Presentation	Reclassification Adjustments
Cost of sales	$1,051
Selling, general and administrative expenses	886
Other (income) expense, net	19
$1,956
1(e) Represents the reclassification from "Remuneration, social security and pensions" as reported by Space NV to the following line items as reported by Redwire (in thousands):

Redwire Presentation	Reclassification Adjustments
Cost of sales	$4,824
Selling, general and administrative expenses	1,531
$6,355
1(f) Represents the reclassification from "Amortisations of and other amounts written down on formation expenses, intangible and tangible fixed assets" as reported by Space NV to the following line items as reported by Redwire (in thousands):

Redwire Presentation	Reclassification Adjustments
Cost of sales	$338
Selling, general and administrative expenses	49
$387
1(g) Represents the reclassification from "Provisions for liabilities and charges: appropriations (uses and write-backs)" as reported by Space NV to "Cost of sales" as reported by Redwire.
1(h) Represents the reclassification from "Other operating charges" as reported by Space NV to "Selling, general and administrative expenses" as reported by Redwire.
1(i) Represents the reclassification from "Other financial charges" as reported by Space NV to the following line items as reported by Redwire (in thousands):

Redwire Presentation	Reclassification Adjustments
Selling, general and administrative expenses	$14
Other (income) expense, net	14
$28
1(j) Represents the reclassification from "Income from current assets" and "Other financial income" as reported by Space NV to "Other (income) expense, net" as reported by Redwire.
1(k) Represents the reclassification from "Taxes" and "Adjustment of income taxes and write-back of tax provisions" as reported by Space NV to "Income tax expense (benefit)" as reported by Redwire.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
2(a) Represents the U.S. GAAP adjustment to give effect to the consolidation of ROS into the historical financial statements of Space NV. Space NV held 52% of the equity interest in ROS as of June 30, 2022. The following table presents the related impact to the statement of operations for the six months ended June 30, 2022 (in thousands):

Redwire Presentation	U.S. GAAP Adjustments
Revenues	$1,363
Cost of sales	448
Gross margin	915
Operating expenses
Selling, general and administrative expenses	1,060
Research and development	—
Total operating expenses	1,060
Operating income (loss)	(145)
Interest expense, net	8
Other (income) expense, net	(38)
Income (loss) before income taxes	(115)
Income tax expense (benefit)	16
Net income (loss)	(131)
Net income (loss) attributable to noncontrolling interests	(58)
Net income (loss) available to common shareholders	(73)
2(b) Represents the U.S. GAAP adjustment to reverse amounts capitalized under intangible assets with a corresponding adjustment to research and development expense. Capitalized research and development relates to cost incurred in accumulation of necessary know-how for developing future equipment. This cost incurred is not related to development of any tangible assets or software. The income statement impact resulted in an increase in "Research and development" expense of $1.09 million for the six months ended June 30, 2022.
2(c) Represents the U.S. GAAP adjustment to determine revenue recognition using the POC method, including sub-contractor costs. Historical Space NV revenues were calculated whereby the POC excluded sub-contractor costs, which were recorded on an incurred cost basis in revenues and cost of goods sold. An adjustment was made to revenues by recalculating the POC using total project costs incurred to date (June 30, 2022) as a percentage of the total estimated costs to complete (i.e., including sub-contractor costs). The income statement impact resulted in an increase in "Revenues" of $0.05 million for the six months ended June 30, 2022.
2(d) Represents the U.S. GAAP adjustment to record Space NV’s investment in RSS as an equity method investment, whereas the investment in RSS was recorded at cost under Belgian GAAP. The income statement impact resulted in an increase in "Other (income) expense, net" of $0.34 million for the six months ended June 30, 2022. This amount corresponds to the recognition of Space NV's share of net income from the investment in RSS.
2(e) Represents the U.S. GAAP adjustment to record the tax impact of fair value adjustments associated with accounting for the Acquisition under ASC 805, assuming the Belgian statutory rate of 25%. The income statement impact resulted in a reduction of Historical Space NV income tax expense of $0.16 million for the six months ended June 30, 2022.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

Unaudited Condensed Consolidated Statement of Operations Adjustments
For the Year Ended March 31, 2022
(in thousands)

Redwire Presentation	Historical QinetiQ Space NV Presentation	Historical QinetiQ Space NV EURO	Historical QinetiQ Space NV USD	Reclassification Adjustments	Notes	U.S. GAAP Adjustments	Notes	QinetiQ Space NV Adjusted (Historical) USD
Revenues	Turnover	€43,876	$51,004	$—		$6,096	2(a, c)	$57,100
	Produced fixed assets	2,209	2,568	(2,568)	1(a)	—		—
	Other operating income	1,168	1,358	(1,358)	1(a)	—		—
Cost of sales				43,067	1(a,b,c,d,e,f,g)	1,552	2(a)	44,619
Gross margin		47,253	54,930	(46,993)		4,544		12,481
Operating expenses
Selling, general and administrative expenses				4,750	1(c,d,e,g,h)	4,360	2(a)	9,110
	Goods for resale, raw materials and consumables - Purchases	30,399	35,337	(35,337)	1(b)	—		—
	Services and other goods	3,039	3,532	(3,532)	1(c)	—		—
	Remuneration, social security and pensions	10,202	11,860	(11,860)	1(d)	—		—
	Amortisations of and other amounts written down on formation expenses, intangible and tangible fixed assets	789	918	(918)	1(e)	—		—
	Provisions for liabilities and charges: appropriations (uses and write-backs)	50	58	(58)	1(f)	—		—
	Other operating charges	40	47	(47)	1(g)	—		—
Research and development				—		2,568	2(b)	2,568
Total operating expenses		44,519	51,752	(47,002)		6,928		11,678
Operating income (loss)		2,734	3,178	9		(2,384)		803
Interest expense, net	Debt charges	52	61	—		18	2(a)	79
	Other financial charges	19	22	(22)	1(h)	—		—
	Income from financial fixed assets	(2,436)	(2,832)	2,832	1(i)	—		—
	Income from current assets	(7)	(8)	8	1(i)	—		—
	Other financial income	(142)	(165)	165	1(i)	—		—
Other (income) expense, net				(2,974)	1(c,h,i)	2,328	2(a, d)	(646)
Income (loss) before income taxes		5,248	6,100	—		(4,730)		1,370
Income tax expense (benefit)				907	1(j)	(1,090)	2(a, e)	(183)
	Taxes	786	914	(914)	1(j)	—		—
	Adjustment of income taxes and write-back of tax provisions	(6)	(7)	7	1(j)	—		—
Net income (loss)		4,468	5,193	—		(3,640)		1,553
Net income (loss) attributable to noncontrolling interests				—		25	2(a)	25
Net income (loss) available to common shareholders		€4,468	$5,193	$—		$(3,665)		$1,528

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
1(a) Represents the reclassification from "Produced fixed assets" and "Other operating income" as reported by Space NV to "Cost of sales" as reported by Redwire.
1(b) Represents the reclassification from "Goods for resale, raw materials and consumables - Purchases" as reported by Space NV to "Cost of sales" as reported by Redwire.
1(c) Represents the reclassification from "Services and other goods" as reported by Space NV to the following line items as reported by Redwire (in thousands):

Redwire Presentation	Reclassification Adjustments
Cost of sales	$1,939
Selling, general and administrative expenses	1,570
Other (income) expense, net	23
$3,532
1(d) Represents the reclassification from "Remuneration, social security and pensions" as reported by Space NV to the following line items as reported by Redwire (in thousands):

Redwire Presentation	Reclassification Adjustments
Cost of sales	$8,834
Selling, general and administrative expenses	3,026
$11,860
1(e) Represents the reclassification from "Amortisations of and other amounts written down on formation expenses, intangible and tangible fixed assets" as reported by Space NV to the following line items as reported by Redwire (in thousands):

Redwire Presentation	Reclassification Adjustments
Cost of sales	$791
Selling, general and administrative expenses	127
$918
1(f) Represents the reclassification from "Provisions for liabilities and charges: appropriations (uses and write-backs)" as reported by Space NV to "Cost of sales" as reported by Redwire.
1(g) Represents the reclassification from "Other operating charges" as reported by Space NV to the following line items as reported by Redwire (in thousands):

Redwire Presentation	Reclassification Adjustments
Cost of sales	$34
Selling, general and administrative expenses	13
$47
1(h) Represents the reclassification from "Other financial charges" as reported by Space NV to the following line items as reported by Redwire (in thousands):

Redwire Presentation	Reclassification Adjustments
Selling, general and administrative expenses	$14
Other (income) expense, net	8
$22
1(i) Represents the reclassification from "Income from financial fixed assets", "Income from current assets" and "Other financial income" as reported by Space NV to "Other (income) expense, net" as reported by Redwire.
1(j) Represents the reclassification from "Taxes" and "Adjustment of income taxes and write-back of tax provisions" as reported by Space NV to "Income tax expense (benefit)" as reported by Redwire.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
2(a) Represents the U.S. GAAP adjustment to give effect to the consolidation of ROS into the historical financial statements of Space NV. Space NV held 52% of the equity interest in ROS as of March 31, 2022. The following tables presents the impact to the statement of operations for the year ended March 31, 2022 (in thousands):

Redwire Presentation	U.S. GAAP Adjustments
Revenues	$5,944
Cost of sales	1,552
Gross margin	4,392
Operating expenses
Selling, general and administrative expenses	4,360
Research and development	—
Total operating expenses	4,360
Operating income (loss)	32
Interest expense, net	18
Other (income) expense, net	73
Income (loss) before income taxes	(59)
Income tax expense (benefit)	61
Net income (loss)	(120)
Net income (loss) attributable to noncontrolling interests	25
Net income (loss) available to common shareholders	$(145)
2(b) Represents the U.S. GAAP adjustment to reverse amounts capitalized under intangible assets with a corresponding adjustment to research and development expense. Capitalized research and development relates to cost incurred in accumulation of necessary know-how for developing future equipment. This cost incurred is not related to development of any tangible assets or software. The income statement impact resulted in an increase in "Research and development" expense of $2.57 million for the year ended March 31, 2022.
2(c) Represents the U.S. GAAP adjustment to determine revenue recognition using the POC method, including sub-contractor costs. Historical Space NV revenues were calculated whereby the POC excluded sub-contractor costs, which were recorded on an incurred cost basis in revenues and cost of goods sold. An adjustment was made to revenues by recalculating the POC using total project costs incurred to date (March 31, 2022) as a percentage of the total estimated costs to complete (i.e., including sub-contractor costs). The income statement impact resulted in an increase in "Revenues" of $0.15 million for the year ended March 31, 2022.
2(d) Represents the U.S. GAAP adjustment to record Space NV’s investment in RSS as an equity method investment, whereas the investment in RSS was recorded at cost under Belgian GAAP. The income statement impact resulted in a reduction in "Other (income) expense, net" of $2.26 million for the year ended March 31, 2022. This amount corresponds to the reversal of cash dividends previously recorded on Historical Space NV's statement of operations as Income from financial fixed assets, partially offset by the recognition of Space NV's share of net income from the investment in RSS.
2(e) Represents the U.S. GAAP adjustment to record the tax impact of fair value adjustments associated with accounting for the Acquisition under ASC 805, assuming the Belgian statutory rate of 25%. The income statement impact resulted in a reduction of Historical Space NV income tax expense of $1.15 million for the year ended March 31, 2022.

Note 3. Transaction Accounting Adjustments
The Acquisition will be accounted for using the acquisition method of accounting in accordance with ASC 805, which requires, among other things, that the assets acquired and liabilities assumed be recognized at their acquisition date fair values, with any excess of the consideration transferred over the estimated fair values of the identifiable assets acquired and liabilities assumed recorded as goodwill.
The accounting for the Acquisition is based on currently available information and is considered preliminary. The final accounting for the Acquisition may differ materially from that presented in the unaudited pro forma combined condensed financial information.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
The following table summarizes the preliminary purchase consideration allocation for the Acquisition as if it had been consummated on June 30, 2022 (in thousands):

Fair value
Cash paid	$36,930
Note payable to seller	296
Purchase consideration	37,226
Assets:
Cash and cash equivalents	7,886
Accounts receivables, net	5,136
Contract assets	14,083
Prepaid expenses and other current assets	2,133
Property, plant and equipment, net	4,604
Right-of-use assets	1,675
Intangible assets, net	16,618
Equity method investment	3,394
Total assets	55,529
Liabilities:
Accounts payable	1,515
Accrued expenses	17,793
Short-term lease liabilities	505
Deferred revenue	6,466
Other current liabilities	1,098
Long-term lease liabilities	1,191
Deferred tax liabilities	3,846
Other non-current liabilities	240
Total liabilities	32,654
Fair value of net identifiable assets acquired	22,875
Non-controlling interest	143
Goodwill	$14,494
The preliminary purchase accounting was based on a benchmarking analysis of similar transactions in the industry in order to identify value allocations of purchase considerations to assets acquired and liabilities assumed including intangible assets, and real and personal property assets.
The final purchase consideration allocation will be determined when the Company completes the detailed valuations and necessary calculations and will be completed as soon as practicable within the measurement period in accordance with ASC 805, but in no event later than one year from the Acquisition. The final purchase consideration allocation may be materially different than that reflected in the preliminary purchase consideration allocation presented herein, and may include changes in (1) the fair values of property, plant and equipment and related useful lives; (2) the fair value of favorable lease arrangements, impacting the total operating lease right-of-use assets; (3) the fair values of equity method investments; (4) the determination of certain other assets and liability balances; (5) the valuation of pension liabilities; (6) the determination of deferred tax liabilities; (7) the fair values of intangible assets, such as trade names, customer relationships and developed technology; and (8) the final allocation to goodwill. Any increase or decrease in fair values of the net assets as compared with the proforma financial information may change the amount of the total purchase consideration allocated to goodwill and other assets and liabilities and may impact the combined company statements of operations.

A. Total purchase consideration was approximately $37.23 million, of which $0.30 million represents a note payable to seller. Transaction expenses of $2.86 million include legal and other advisory fees that have not been reflected in the historical statement of operations.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
B. Reflects the preliminary adjustment to cash in connection with the Acquisition and Financing, as follows (in thousands):

Proceeds from AEI (1)	$30,000
Proceeds from Bain Capital (1)	50,000
Proceeds from the Additional Investors (1)	1,250
Less: Payment of equity issuance costs (2)	(4,833)
Net cash proceeds related to the Financing	76,417
Less: Payment of purchase consideration to seller (3)	(36,930)
Less: Payment of buyer’s transaction costs (4)	(2,862)
Pro forma adjustment to cash and cash equivalents	$36,625

(1) Represents the proceeds from issuance of the Preferred Shares.
(2) Represents the payment of equity issuance costs related to the Financing.
(3) Represents the payment of purchase consideration related to the Acquisition.
(4) Represents estimated transaction costs and fees payable related to the Acquisition at closing.
C. Reflects Space NV’s historical equity of $8.09 million which was reversed as part of the Acquisition.
D. Reflects the preliminary estimated fair value step up adjustment to the property, plant and equipment, investment in RSS, and identifiable intangible assets acquired pursuant to the Acquisition. Incremental depreciation expense on property, plant and equipment is calculated using the straight-line method over its estimated useful life. The acquired intangible assets will be amortized over the period the economic benefits of the intangible assets are expected to be consumed.
E. Reflects the estimated deferred taxes related to the purchase price allocation and income tax impact from the pro forma adjustments.
Note 4. Financing Adjustments
Pursuant to the Investment Agreements and the Additional Investment Agreements, Redwire issued 81,250 shares of Convertible Preferred Stock for aggregate gross proceeds of $81.25 million, or $76.42 million, net of equity issuance costs. The Investment Agreements and the Additional Investment Agreements contain certain customary representations, warranties and covenants of the Company and Investors.
Bain Capital Director and Nominees
Pursuant to the Bain Investment Agreement, for so long as Bain Capital has record and beneficial ownership of at least 50% of the Purchased Shares issued to it at the time of closing, Bain Capital has the right to designate one member to the Board of Directors of the Company.

Convertible Preferred Stock Features
No holder of Convertible Preferred Stock may transfer any of their shares to any unaffiliated person for twelve (12) months following the closing date of the applicable investment agreement, except for certain exceptions, including that Bain Capital and AEI may transfer shares to each other. Bain Capital and AEI have been provided customary preemptive rights with respect to the Convertible Preferred Stock and, after the seventh anniversary of their respective closing dates, for so long as each holder has record and beneficial ownership of at least 50% of the Purchased Shares initially issued to them, may cause the Company to retain an investment banker to identify and conduct a potential sale of the Company.

The holders of Convertible Preferred Stock are entitled to vote with the holders of Common Stock, on an as-converted basis. The holders of Convertible Preferred Stock have the right, at their option and at any time, to convert their shares into shares of the Common Stock. Each share of Convertible Preferred Stock will mandatorily convert upon achieving thresholds related to the Company’s market capitalization and profitability metrics and the Company is required to make an offer to repurchase the outstanding Convertible Preferred Stock upon a fundamental change. The Convertible Preferred Stock ranks senior to the Company’s common stock. Dividends on the Convertible Preferred Stock can be paid in either cash or in kind in the form of additional shares of Convertible Preferred Stock (such payment in kind, “PIK”), at the option of the Company, subject to certain exceptions. If paid in cash, such dividends will be paid at a rate of 13% per annum, subject to certain adjustments and exceptions or, if the Company issues PIK dividends, at a rate of 15% per annum, subject to certain adjustments and exceptions. Each holder of Convertible Preferred Stock has been given certain registration rights pursuant to the Registration Rights Agreement, dated October 28, 2022.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The Financing Adjustments included in the unaudited combined condensed financial statements are based on the Company's preliminary accounting analysis and is based on currently available information and certain estimates and assumptions that management believes are reasonable. The final accounting for the Financing may differ materially from the transaction adjustments presented in the unaudited pro forma combined condensed financial statements.

F. Reflects the issuance and sale of Series A Convertible Preferred Stock in exchange for $76.42 million in cash, net of $4.83 million in transaction costs.
Note 5. Net Income (Loss) Per Share
The following table sets forth the computation of pro forma basic and diluted earnings per share for the six months ended June 30, 2022 and the year ended December 31, 2021. Amounts are stated in thousands of U.S. Dollars, except for share and per share amounts.

	Six Months Ended	Year Ended
	June 30, 2022	December 31, 2021
Numerator:
Pro forma combined net income (loss)	$(94,044)	$(64,979)
Less: dividend on Convertible Preferred Stock	6,871	12,492
Pro forma combined net income (loss) available to common shareholders	$(100,915)	$(77,471)

Denominator:
Historical weighted average common shares outstanding - basic and diluted	62,842,495	45,082,544

Net income (loss) per share:
Pro forma combined net income (loss) per share - basic and diluted	$(1.61)	$(1.72)

Because the Company had a net loss for all periods presented, the Company did not have any dilutive securities and/or other contracts that could, potentially, be exercised or converted into shares of the Company’s common stock and then share in the earnings of the Company. As a result, diluted net income (loss) per share is the same as basic net income (loss) per share for the periods presented. For the six months ended June 30, 2022 and the year ended December 31, 2021, potentially diluted shares consisted of Convertible Preferred Stock, warrants, stock options, and restricted stock units that were not included in the computation of diluted EPS because to do so would have been antidilutive for the period.